SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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SEACHANGE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEACHANGE INTERNATIONAL, INC.
50 Nagog Park
Acton, Massachusetts 01720

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 18, 2007

The Annual Meeting of Stockholders of SeaChange International, Inc. (“SeaChange” or the “Company”) will be held at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720, on Wednesday, July 18, 2007 at 10:00 a.m., local time, to consider and act upon each of the following matters:

1.	To elect two members to the Board of Directors to serve for three-year terms as Class II Directors.

2.	To approve the amendment of SeaChange’s 2005 Equity Compensation and Incentive Plan (the “2005 Plan”) to increase the total authorized shares under the 2005 Plan and to increase the number of shares that may be used for grants of restricted stock, restricted stock units or other equity awards.

3.	To ratify the appointment of SeaChange’s independent registered public accounting firm.

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 21, 2007, the record date fixed by the Board of Directors for such purpose.

IF YOU PLAN TO ATTEND:

       Please call Martha Schaefer at (978) 897-0100 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors Kevin M. Bisson Chief Financial Officer, Secretary, Treasurer and Senior Vice President, Finance and Administration

Acton, Massachusetts
May 25, 2007

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. If you are the registered holder of the shares, you may rather choose to vote via the Internet or by telephone. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed form for instructions.

2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
TABLE OF CONTENTS

OWNERSHIP OF SECURITIES	3
Securities Ownership Of Certain Beneficial Owners And Management	3
PROPOSAL NO. I ELECTION OF DIRECTOR	6
Class II Directors (Terms Expire at 2010 Annual Meeting)	6
Class I Director (Term Expires at 2009 Annual Meeting)	7
Class III Directors (Terms Expire at 2008 Annual Meeting)	7
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	8
Determination of Director Independence	8
Stockholder Proposals	8
Availability of Corporate Governance Documents	8
Board Meetings	9
Lead Director	9
Board Committees	9
Audit Committee	9
Compensation and Option Committee	10
Corporate Governance and Nominating Committee	10
Qualifications of Director Candidates	10
Procedures for Stockholders to Recommend Director Candidates	11
Process for Stockholders to Communicate with Directors	11
Compensation of Directors	11
Report of the Audit Committee	13
INFORMATION CONCERNING EXECUTIVE OFFICERS	15
COMPENSATION DISCUSSION AND ANALYSIS	17
Summary Compensation Table	23
Grants of Plan-Based Awards	25
Outstanding Equity Awards at Fiscal Year-End	26
Option Exercises and Stock Vested	29
Pension Benefits	29
Nonqualifed Deferred Compensation	30
Potential Payments upon Termination or Change in Control	30
Compensation and Option Committee Report	31
Compensation Committee Interlocks and Insider Participation	31
PROPOSAL NO. II APPROVAL OF AMENDMENT TO THE 2005 EQUITY COMPENSATION
AND INCENTIVE PLAN	32
PROPOSAL NO. III RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM	42

i

OTHER MATTERS	44
Expenses and Solicitation	44
Section 16(a) Beneficial Ownership Reporting Compliance	44
Certain Relationships and Related Transactions	45

ii

SEACHANGE INTERNATIONAL, INC.
50 Nagog Park
Acton, Massachusetts 01720

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 18, 2007

May 25, 2007

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors (the “Board”) of SeaChange International, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 18, 2007, at 10:00 A.M. Eastern Time, at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720. This proxy statement and the accompanying proxy were first mailed to stockholders on or about June 8, 2007.

Only stockholders of record as of the close of business on May 21, 2007 (the “Record Date”), will be entitled to vote at the Annual Meeting and any adjournments thereof.

All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted. With respect to the election of the Class II Directors, any stockholder submitting a proxy has a right to withhold authority to vote for the nominee by indicating this in the space provided on the proxy. The stockholders will also consider and vote upon proposals put forth by the Board to approve the amendment of the 2005 Plan and to ratify the selection of SeaChange’s independent registered public accounting firm. Where a choice has been specified on the proxy card with respect to each proposal, the shares represented by the proxy will be voted in accordance with your specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR each nominee for election to the Board of Directors to serve as a Class II Director, FOR the proposal to approve the amendment of the 2005 Plan, and FOR the proposal to approve the ratification of the selection of SeaChange’s independent registered public accounting firm. Stockholders may vote in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by return mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card, or (3) by completing a proxy on the Internet at the address listed on the proxy card. Any proxy may be revoked by a stockholder at any time before its exercise by either delivering written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or attending the Annual Meeting of Stockholders and voting in person.

A majority in interest of the outstanding shares represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. An automated system administered by SeaChange’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions, as well as broker “non-votes” are not considered to have been voted for such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies and in accordance with the Securities and Exchange Commission’s (“SEC’s”) proxy rules. The persons named as proxies, William C. Styslinger, III and Kevin M. Bisson, were selected by the Board of Directors and are officers of SeaChange. See “Stockholder Proposals” herein at page 8.

OWNERSHIP OF SECURITIES

Securities Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of May 21, 2007 by:

  each person or entity who is known by SeaChange to beneficially own more than 5% of the common stock of SeaChange;

  each of the directors named in the Director Compensation Table on page 12 and each of the executive officers of SeaChange named in the Summary Compensation Table on page 23; and

  all of the directors and executive officers of SeaChange as a group.

Except for the named executive officers and directors, none of these persons or entities has a relationship with SeaChange. Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts 01720, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of May 21, 2007. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 29,453,903 shares of SeaChange’s common stock outstanding as of May 21, 2007.

	Amount and	Percent of
	Nature of	Common
	Beneficial	Stock
Name	Ownership(1)	Outstanding
William C. Styslinger, III (2)	2,220,428	7.5%
Kevin M. Bisson	12,965	*
William L. Fiedler	215,428	*
Steven M. Davi	99,658	*
Ira Goldfarb	189,868	*
Yvette M. Kanouff	130,879	*
Martin R. Hoffmann	190,797	*
Thomas F. Olson	35,894	*
Mary Palermo Cotton	15,832	*
Carmine Vona	57,772	*

	Amount and	Percent of
	Nature of	Common
	Beneficial	Stock
Name	Ownership(1)	Outstanding
Columbia Wanger Asset Management, L.P. (3)
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606	2,065,000	7.0%
Wellington Management Company, LLP (4)
75 State Street
Boston, MA 02109	3,631,800	12.3%
Dimensional Fund Advisors LP (5)
1299 Ocean Avenue
Santa Monica, CA 90401	2,448,830	8.3%
David J. Greene and Company, LLC (6)
599 Lexington Avenue
New York, NY 10022	2,095,241	7.1%
All executive officers and directors as a group (13 persons) (7)	3,725,578	13.3%

*	Less than 1%

(1)	Includes shares of Common Stock which have not been issued but are subject to options which either are presently exercisable or will become exercisable within 60 days of May 21, 2007, as follows: Mr. Styslinger, 384,218 shares; Mr. Fiedler, 210,428 shares; Mr. Davi, 98,400 shares; Mr. Goldfarb, 128,900 shares; Ms. Kanouff, 123,250 shares; Mr. Hoffmann, 32,563 shares; Mr. Olson, 27,562 shares; Ms. Cotton, 5,000 shares; and Mr. Vona, 32,563 shares. Excludes restricted stock units that will not have vested within 60 days of May 21, 2007, as follows: Mr. Styslinger, 19,717 unvested restricted stock units; Mr. Bisson, 54,500 unvested restricted stock units; Mr. Davi, 27,061 unvested restricted stock units; Mr. Goldfarb, 19,402 unvested restricted stock units; Ms. Kanouff, 21,827 unvested restricted stock units; Mr. Hoffmann, 16,668 unvested restricted stock units; Mr. Olson, 16,668 unvested restricted stock units; Ms. Cotton, 16,668 unvested restricted stock units; and Mr. Vona, 16,668 unvested restricted stock units. Messrs. Styslinger, Bisson, Fiedler, Davi and Goldfarb and Ms. Kanouff are each Named Executive Officers of SeaChange. Messrs. Styslinger, Hoffmann, Olson and Vona and Ms. Cotton are each directors of SeaChange.

(2)	Includes (i) 17,500 shares of common stock owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, III, IRA and (ii) 171,500 shares of common stock owned by CGM IRA Rollover Custodian f/b/o William C. Styslinger, III, IRA. Excludes (i) 86,429 shares of common stock owned by Thomas and Emily Franeta as Trustees of The Styslinger Family Trust; (ii) 11,342 shares of common stock held by Thomas Franeta as Custodian for Kimberly J. Styslinger; (iii) 52,985 shares of common stock owned by his wife, Joyce Styslinger, and (iv) 6,800 shares of Common Stock owned by his daughter, Kimberly J. Styslinger. Mr. Styslinger disclaims beneficial ownership of the shares held by The Styslinger Family Trust; by Thomas Franeta as Custodian for Kimberly J. Styslinger; by his wife, Joyce Styslinger; and by his daughter, Kimberly J. Styslinger.

(3)	According to an amended Schedule 13G filed on January 10, 2007, Columbia Acorn Trust, a client of Columbia Wanger Asset Management, L.P. may be deemed to share voting and investment power with respect to 1,875,149 of the above-mentioned shares, as it is entitled to receive dividends from, and all proceeds from the sale of, such shares.

(4)	According to an amended Schedule 13G filed on February 14, 2007, Wellington Management Company, LLP shares voting power with respect to 1,889,100 of the above-mentioned shares with its clients and shares dispositive power over all of the above-mentioned shares with its clients.

(5)	According to a Schedule 13G filed on February 9, 2007, Dimensional Fund Advisors LP serves as investment advisor to four investment companies and serves as investment manager to certain other commingled group trusts and investment accounts, which own the above-mentioned shares.

(6)	According to a Schedule 13G filed on February 8, 2007, David J. Greene and Company, LLC shares voting power with respect to 1,567,741 of the above-mentioned shares and shares dispositive power over all of the above-mentioned shares.

(7)	This group is comprised of those individuals named in the Summary Compensation Table on page 23, the remaining executive officers of SeaChange and those persons who were directors of SeaChange as of May 21, 2007. Includes an aggregate of 1,253,883 shares of Common Stock which the directors and executive officers, as a group, have the right to acquire by exercise of stock options or will acquire upon vesting of restricted stock units within 60 days of May 21, 2007. Excludes an aggregate of 221,233 restricted stock units held by directors and executive officers, as a group, that will not have vested within 60 days of May 21, 2007.

PROPOSAL NO. I

ELECTION OF DIRECTOR

SeaChange’s Board of Directors currently consists of five members, four of whom are independent, non-employee directors. The Board of Directors is divided into three classes. Each class serves for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years. The present term of the Class II Directors expires at the Annual Meeting. The Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee, has nominated Messrs. Hoffmann and Olson for re-election as the Class II Directors. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person or persons, or for fixing the number of directors at a lesser number. Each of Messrs. Hoffmann and Olson has consented to being named in this proxy statement as a nominee to be a Class II Director and to serving in that capacity, if elected.

The Board of Directors unanimously recommends a vote “FOR” the Nominees listed below.

The following table sets forth, for each nominee to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each nominee and director during at least the past five years and the age of each nominee and director.

Class II Directors (Terms Expire at 2010 Annual Meeting)

Director’s Name and Year	Position and Principal Occupation and Business Experience During
First Became Director	the Past Five Years
Martin R. Hoffmann (1995)

Director

Martin R. Hoffmann, 75, has served as a Director of SeaChange since January 1995. Mr. Hoffmann served as a full-time consultant to the U.S. Department of Defense from October 2004 to December 2006. Mr. Hoffmann served as Of Counsel to the Washington D.C. office of Skadden, Arps, Slate, Meagher & Flom LLP from January 1996 until July 2000. From April 1995 to January 1996, Mr. Hoffmann maintained a law practice and business consulting practice. He was a Visiting Senior Fellow at the Center for Policy, Industry and Industrial Development at Massachusetts Institute of Technology from May 1993 to April 1995, prior to which, from April 1989, he served as Vice President and General Counsel for Digital Equipment Corporation. Mr. Hoffmann is a former member of the Board of Directors of Castle Energy Corporation, an oil and gas exploration and production company, and former Chairman of the Board of Mitretek Systems, a non-profit technology consulting and services company.

Thomas F. Olson (2001)

Director

Thomas F. Olson, 58, has served as a Director of SeaChange since May 2001. In addition, from January 1999 to December 2003, Mr. Olson served as the Chief Executive Officer of National Cable Communications, a company specializing in cable television advertising time sales. From January 1995 to May 1998, Mr. Olson was Managing Partner of National Cable Communications and Chief Executive Officer of Katz Media Group, a radio, broadcast television and cable television national sales representation firm. Mr. Olson was with Katz Media Group for 23 years.

Class I Director (Term Expires at 2009 Annual Meeting)

Director’s Name and Year	Position and Principal Occupation and Business Experience During
First Became Director	the Past Five Years
William C. Styslinger, III (1993)

President, Chief Executive Officer, Chairman of the Board and Director

William C. Styslinger, III, 61, is a founder of SeaChange and has served as the President, Chief Executive Officer and a Director since the inception of SeaChange in July 1993 and as Chairman of the Board since January 1995. Prior to forming SeaChange in 1993, Mr. Styslinger was employed at Digital Equipment Corporation since March 1978, most recently as manager of the Cable Television Business Unit from October 1991 to May 1993.

Class III Directors (Terms Expire at 2008 Annual Meeting)

Director’s Name and Year	Position and Principal Occupation and Business Experience During
First Became Director	the Past Five Years
Mary Palermo Cotton (2004)

Director

Mary Palermo Cotton, 49, has served as a Director of SeaChange since September 2004. In addition, Ms. Cotton is a Senior Vice President of SAP, an enterprise software provider, as a result of SAP’s June 2006 acquisition of Frictionless Commerce. Prior to the acquisition, Ms. Cotton had been the Chief Executive Officer of Frictionless Commerce, a company providing supplier relationship management software, since February 2005. Previously, Ms. Cotton was from February 2003 to July 2004 a Senior Advisor to Aspen Technology, a software service provider, and previously served as Aspen’s Chief Operating Officer from January 2001 to January 2003 and its Executive Vice President from August 1998 to December 2000. Ms. Cotton additionally served on the Board of Directors of Precise Software Solutions from June 2000 to June 2003 when Precise Software Solutions was acquired by VERITAS Software.

Carmine Vona (1995)

Director

Carmine Vona, 69, has served as a Director of SeaChange since January 1995. In addition, Mr. Vona has been President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm, since June 1996. Since December 2001, Mr. Vona has served as Chairman of Metrosoft, Inc., a New Jersey based company specializing in providing software products to the mutual funds industry. He also served as Metrosoft’s Chief Executive Officer from December 2001 through December 2002. From August 2000 to December 2002, he also served as a member of the Board of Directors of E-LAB, an Italian bank wholly owned by Banca INTESA. From November 1969 to June 1996, Mr. Vona was employed by Bankers Trust Co., during which time he held positions as Executive Vice President and Senior Managing Director for worldwide technology. From August 1986 to June 1996 Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly-owned subsidiary of Bankers Trust Co.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Determination of Director Independence

The Board of Directors has determined that Messrs. Hoffmann, Olson, and Vona and Ms. Cotton are “independent” directors, meeting all applicable independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the National Association of Securities Dealers, Inc. (“NASD”). In making this determination, the Board of Directors affirmatively determined that none of such directors has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received no later than the close of business on February 8, 2008 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts, 01720, Attention: Secretary. Under the By-Laws of SeaChange, stockholders who wish to make a proposal at the 2008 Annual Meeting - other than one that will be included in SeaChange’s proxy materials - must notify SeaChange no earlier than January 9, 2008, and no later than February 8, 2008. If a stockholder who wishes to present a proposal fails to notify SeaChange by February 8, 2008, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the By-Laws of SeaChange, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2008 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In order to curtail controversy as to the date on which a proposal will be marked as received by SeaChange, it is suggested that stockholders submit their proposals by Certified Mail—Return Receipt Requested.

Availability of Corporate Governance Documents

SeaChange’s Code of Ethics and Business Conduct (“Ethics Policy”) for all directors and all employees of SeaChange, including executive officers, and the charters for SeaChange’s Board of Directors standing committees (Audit, Compensation and Option, Corporate Governance and Nominating) are available on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link.

Board Meetings

The Board of Directors of SeaChange met eleven times and acted by written consent one time during the fiscal year ended January 31, 2007. During the fiscal year ended January 31, 2007, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of all the committees of the Board on which they serve. SeaChange has a policy that its Board of Directors attend SeaChange’s Annual Meeting of Stockholders. Last year, all of the directors attended the Annual Meeting of Stockholders that was held on July 12, 2006.

Lead Director

The Board of Directors has appointed an independent director to serve as Lead Director. The purpose of the Lead Director is to facilitate and improve communication between the independent directors and SeaChange by serving as the interface between SeaChange’s Chief Executive Officer, senior management and the Board of Directors. The Lead Director’s responsibilities include working with the chairperson of the Compensation and Option Committee to establish goals for the Chief Executive Officer each fiscal year and to conduct the annual Chief Executive Officer evaluation. Mr. Olson currently serves as Lead Director.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation and Option Committee, and a Corporate Governance and Nominating Committee. The members of each committee are appointed by the Board based on the recommendation of the Corporate Governance and Nominating Committee, and are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. Each standing committee is governed by a committee-specific charter that is reviewed periodically by the applicable committee pursuant to the rules set forth in each charter. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee

The Audit Committee members are Messrs. Hoffmann, Olson and Vona and Ms. Cotton (Chair), each of whom meet the independence requirements promulgated by the SEC and the NASD, as described above. In addition, SeaChange’s Board has determined that each member of the Audit Committee is financially literate and that Ms. Cotton satisfies the requirement of the NASD applicable to Nasdaq-listed companies that at least one member of the Audit Committee possess financial sophistication and that Ms. Cotton is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act. The Audit Committee’s oversight responsibilities include matters relating to SeaChange’s financial disclosure and reporting process, including the system of internal controls, the performance of SeaChange’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of SeaChange’s independent auditors. The Audit Committee met eight times during fiscal year 2007. The responsibilities of the Audit Committee and its activities during fiscal year 2007 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation and Option Committee

The Compensation and Option Committee members are Messrs. Hoffmann, Olson (Chair) and Vona, each of whom meet the independence requirements promulgated by the SEC and the NASD, as described above. Among other things, the Compensation and Option Committee determines the compensation, including stock options, restricted stock units and other equity compensation, of SeaChange’s management and key employees, and administers and makes recommendations concerning SeaChange’s equity compensation plans. The Compensation and Option Committee met eight times and acted by unanimous written consent ten times during fiscal year 2007. The responsibilities of the Compensation and Option Committee and its activities during fiscal year 2007 are more fully described in the Compensation Discussion and Analysis contained in this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee members are Messrs. Hoffmann (Chair), Olson and Vona, each of whom meet the independence requirements promulgated by the SEC and the NASD, as described above. The Corporate Governance and Nominating Committee is responsible for oversight of corporate governance at SeaChange, recommending to the Board of Directors persons to be nominated for election or appointment as directors of SeaChange and monitoring compliance with SeaChange’s Ethics Policy. The Corporate Governance and Nominating Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders of SeaChange. Additionally, the Corporate Governance and Nominating Committee may identify candidates through engagements with executive search firms. The Corporate Governance and Nominating Committee met three times during fiscal year 2007.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and other factors that promote diversity of views and experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of SeaChange’s business and represent stockholder interests. As part of the review in fiscal year 2007 by the Corporate Governance and Nominating Committee of SeaChange’s corporate governance documents, these criteria were reviewed. No changes to these criteria were recommended as a result of such review.

Procedures for Stockholders to Recommend Director Candidates

Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the SeaChange Corporate Governance and Nominating Committee, 50 Nagog Park, Acton, Massachusetts 01720. SeaChange stockholders wishing to nominate directors may do so by submitting a written notice to the Secretary of SeaChange at the same address in accordance with the nomination procedures set forth in SeaChange’s By-Laws. The procedures are summarized in this proxy statement under the heading “Stockholder Proposals.” The Secretary will provide the notice to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees. All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above. The Committee did not receive any stockholder nominee recommendations for this annual meeting.

Process for Stockholders to Communicate with Directors

Stockholders may write to the Board or a particular Board member by addressing such communication to the Board or Board member, as applicable, care of SeaChange’s Chief Financial Officer, at SeaChange’s offices at 50 Nagog Park, Acton, Massachusetts 01720. Unless such communication is addressed to an individual director, SeaChange will forward any such communication to each of the directors.

Compensation of Directors

During the fiscal year ended January 31, 2007, directors who were employees of SeaChange received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. In fiscal year 2007, SeaChange directors who are not employees of SeaChange earned a fee of $4,000 per quarter and a fee of $1,000 for each meeting of the Board of Directors that they attended in person or by phone and such directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings. In addition, effective with the third quarter of fiscal 2007, SeaChange implemented a policy for the Lead Director to receive a cash payment of $10,000 per quarter in consideration of service as Lead Director, for a total $40,000 per annum. Accordingly, for fiscal 2007, Mr. Olson earned $20,000 for his service as Lead Director in addition to earning $30,000 for his service as a director. The Chairperson of the Audit Committee of the Board of Directors is also entitled to receive a cash payment of $2,000 per quarter for a total payment of $8,000 per annum in addition to earning $30,000 for service as a director.

In accordance with the compensation policy for non-employee directors adopted by the Compensation and Option Committee in December 2005, each non-employee director is entitled to receive an annual grant of 10,000 restricted stock units in lieu of a quarterly option grant to purchase 2,500 shares of SeaChange’s common stock. Accordingly, in the fiscal year ended January 31, 2007, Messrs. Hoffmann, Olson and Vona and Ms. Cotton each received 10,000 restricted stock units on January 17, 2007. These grants are made pursuant to SeaChange’s 2005 Plan and vest ratably over three years, with the first tranche vesting December 1, 2007.

Director Compensation
Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Mary Palermo Cotton	38,000	28,267	66,267
Carmine Vona	30,000	28,267	58,267
Martin R. Hoffmann	30,000	28,267	58,267
Thomas F. Olson	50,000	28,267	78,267

(1)	Reflects compensation expense for restricted stock unit grants recognized for financial reporting purposes (exclusive of any assumptions for forfeitures) under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” (FAS 123R) for the fiscal year ended January 31, 2007. During fiscal 2007, each director named in the table above received a grant on January 17, 2007 of 10,000 restricted stock units with a grant date fair value under FAS 123R of $105,500, based on the closing price of our common stock on that date of $10.55.

(2)	The table below shows the aggregate number of stock awards and options outstanding for each non-employee director as of January 31, 2007. Stock awards consist of unvested restricted stock units. Upon vesting, the units are paid in the form of shares of our common stock.

Name	Aggregate Stock Awards Outstanding (#)	Aggregate Stock Options Outstanding (#)
Mary Palermo Cotton	16,668	5,000
Carmine Vona	16,668	32,563
Martin R. Hoffmann	16,668	32,563
Thomas F. Olson	16,668	27,562

Report of the Audit Committee

The Audit Committee currently consists of Ms. Cotton (chair) and Messrs. Hoffmann, Olson and Vona.

The Audit Committee’s primary duties and responsibilities are to:

  Appoint, compensate and retain SeaChange’s independent registered public accounting firm, and oversee the work performed by the independent registered public accounting firm.

  Assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by SeaChange to the SEC and SeaChange’s stockholders.

  Monitor the integrity of SeaChange’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of SeaChange’s financial condition and results of operations.

  Provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors.

The Board of Directors has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this may be found on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link.

Management has primary responsibility for SeaChange’s consolidated financial statements and the overall reporting process, including SeaChange’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America, provides an attestation report on management’s assessment of SeaChange’s internal control over financial reporting in SeaChange’s annual report on Form 10-K and discusses with the Audit Committee any issues the independent registered public accounting firm believes should be raised with SeaChange.

For fiscal year 2007, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and Grant Thornton LLP, SeaChange’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that there were no material deficiencies in the design or operation of internal controls which could adversely affect SeaChange’s ability to record, process, summarize and report financial data and that there was no fraud, whether or not material, that involved management or other employees who have a significant role in SeaChange’s internal controls.

The Committee has received from and discussed with Grant Thornton LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to Grant Thornton LLP’s independence from SeaChange. The Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committees Communications).

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2007. The Audit Committee also decided to retain Grant Thornton LLP as SeaChange’s independent registered public accounting firm for the 2008 fiscal year.

RESPECTFULLY SUBMITTED BY THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS

Mary Palermo Cotton (Chairman)
Thomas F. Olson
Martin R. Hoffmann
Carmine Vona

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.” No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that SeaChange specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

INFORMATION CONCERNING EXECUTIVE OFFICERS

In addition to Mr. Styslinger, SeaChange’s President, Chief Executive Officer, Chairman of the Board and Director, whose biographical information is set forth above at page 7, SeaChange’s executive officers are:

Executive Officer’s	Position and Principal Occupation and
Name	Business Experience During the Past Five Years
Andrew Thomas Birchall	Senior Vice President

Andrew Birchall, 62, has served as Senior Vice President of SeaChange since September 2005, concurrent with SeaChange’s acquisition of ODG. Mr. Birchall also serves as Executive Chairman of ODG, a position he has held since October 2002. Mr. Birchall was a founder of ODG in 1995. Prior to founding ODG, Mr. Birchall served as Head of Acquisitions and Managing Director of The Movie Channel at British Satellite Broadcasting from March 1987 to November 1990. Prior to that, from September 1984 to February 1987, Mr. Birchall served as Chief Executive Officer of Premiere International, the first pay TV film channel in the UK.

Kevin M. Bisson	Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Kevin M. Bisson, 45, joined SeaChange on March 13, 2006 as the Senior Vice President, Finance and Administration, Secretary and Treasurer. Following the filing of SeaChange’s Annual Report on Form 10-K for the year ended January 31, 2006, Mr. Bisson assumed the role of Chief Financial Officer. Prior to joining SeaChange, Mr. Bisson served from May 2003 until March 2006 as the Senior Vice President and Chief Financial Officer of American Superconductor Corporation, an energy technologies company, and was also the Treasurer of American Superconductor Corporation from January 2004 until March 2006. Prior to joining American Superconductor Corporation, Mr. Bisson served from 2000 to 2003 as Vice President, Controller and Treasurer for Axcelis Technologies, Inc., a semiconductor equipment manufacturing company.

Steven M. Davi	Senior Vice President, Software Engineering

Steven M. Davi, 43, joined SeaChange in November 1997 and, since July 2005, has served as Senior Vice President, Software Engineering. Mr. Davi previously served as Vice President, Engineering from August 2003 to July 2005, as Manager, Engineering from August 1998 to August 2003 and as Consulting Software Engineer from November 1997 to August 1998. Prior to joining SeaChange, Mr. Davi served from September 1990 until November 1997 in various engineering and managerial positions at Banyan Systems Inc., a network operating system software company that specialized in enterprise scale directory and messaging products. Prior to joining Banyan Systems, Mr. Davi served from June 1985 until September 1990 in various engineering positions within the networking division at Data General.

William L. Fiedler	Chief Financial Officer (resigned as of April 18, 2006), Treasurer, Secretary and Senior Vice President, Finance and Administration (resigned as of March 13, 2006)

Through the above-mentioned dates, William L. Fiedler, 62, served as SeaChange’s Chief Financial Officer and Treasurer since September 1998, Senior Vice President, Finance and Administration, since August 2003, and Secretary since May 2000. Prior to assuming the role of Senior Vice President, Finance and Administration in August 2003, Mr. Fiedler served as Vice President, Finance and Administration, since September 1998. Prior to joining SeaChange, Mr. Fiedler served from July 1984 to June 1998 as the Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration of Matrix One, Inc., a developer of product data management systems. Prior to that, Mr. Fiedler served as the Chief Financial Officer of Hendrix Electronics Inc., a developer of text processing and graphics publishing systems, and had also held controllership positions at Bose Corporation and GTE Sylvania.

Ira Goldfarb	Senior Vice President, Worldwide Sales

Ira Goldfarb, 49, has served as Senior Vice President, Worldwide Sales since August 2003. Prior to that, Mr. Goldfarb served as Vice President, Worldwide Sales since January 1998, Vice President, U.S. Systems Sales from August 1997 to January 1998, as Vice President, Eastern Region from January 1997 to August 1997, and as Vice President, Central Region, from August 1994 to January 1997. Prior to joining SeaChange, Mr. Goldfarb held several sales management positions at Digital Equipment Corporation from September 1983 to July 1994.

Yvette Kanouff	Chief Strategy Officer

Yvette Kanouff, 41, joined SeaChange in September 1997 and, since March 2006, has served as SeaChange’s Chief Strategy Officer. Previously, Ms. Kanouff served from July 2005 to March 2006 as Senior Vice President, Strategic Planning and Business Development, and as Vice President, Interactive Television Management from August 2003 to July 2005. Prior to that, Mr. Kanouff served as Vice President, Technology from July 2001 to August 2003, and as Director, Interactive Technology from September 1997 to July 2001.

Anthony William Kelly	Senior Vice President

Anthony Kelly, 45, has served as Senior Vice President of SeaChange since September 2005, concurrent with SeaChange’s acquisition of ODG. Mr. Kelly also serves as Chief Executive Officer of ODG, a position he has held since 1996. Prior to assuming the role of Chief Executive Officer of ODG, Mr. Kelly served as a director of the Lambie Nairn Group from May 1992 to December 1994 and as an executive at Video Networks Limited from December 1992 to April 1995. Prior to that, from July 1990 to April 1992, Mr. Kelly served as CEO of the Palace Group, a major UK independent film producer and distributor. Before joining Palace, Mr. Kelly was Head of Program Finance at British Satellite Broadcasting from 1987 to June 1990.

Bruce E. Mann	Senior Vice President, Network Storage Engineering

Bruce E. Mann, 59, joined SeaChange in September 1994 as Vice President, Network Storage Engineering. In August 2003, Mr. Mann assumed the role of Senior Vice President, Network Storage Engineering. Prior to joining SeaChange, Mr. Mann served as Director of Engineering at Ungermann-Bass, Inc., a subsidiary of Tandem Computers Inc., from March 1993 to September 1994. Prior to that, from September 1976 to March 1993, Mr. Mann was an engineer at Digital Equipment Corporation, most recently as Senior Consulting Engineer.

Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of SeaChange. Each executive officer is a full time employee of SeaChange.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation and Option Committee (the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with SeaChange’s compensation philosophy. The Committee endeavors to ensure that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers is similar to that provided to other executive officers of SeaChange.

Throughout this proxy statement, the individuals who served as SeaChange’s Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 23, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific semi-annual and annual financial and long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that SeaChange maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by SeaChange to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers. The Chief Executive Officer makes recommendations of both base salary and metrics for performance-based incentive compensation for the executive officers, which recommendations are reviewed and approved by the Committee, and the Chief Executive Officer also makes recommendations of compensation based on these established metrics for executive officers, other than himself, which recommendations are reviewed and approved by the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives, and exercises this discretion in active consultation with the Chief Executive Officer.

Setting Executive Compensation

In fiscal 2007, SeaChange engaged Ben S. Cole Financial (Cole Financial) to prepare a competitive assessment of compensation practices for SeaChange’s executive officers and directors. In completing this analysis, included in the list of peer companies reviewed were the following:

Avid Technology Inc. C-COR Incorporated Concurrent Computer Corporation Harmonic Inc.	Mercury Computer Systems, Inc. OpenTV Corp. Terayon Communications Systems, Inc. Think Partnership Inc.

Among the recommendations made in the report were, with respect to executive compensation, an increase in base salaries, as appropriate, to market and individual performance levels, a standardization of bonus opportunities to executives and a linking of performance metrics and payout opportunities to milestone achievements by SeaChange, and a continued monitoring of marketplace trends regarding long-term incentives, particularly in the continued use of restricted stock and restricted stock units. With respect to director compensation, the report recommended an increase in board and committee meeting fees to market levels and an increase in equity grants to market levels.

Fiscal 2007 Executive Compensation Components

For the fiscal year ended January 31, 2007, the principal components of compensation for named executive officers were:

  base salary;
  performance-based incentive compensation;
  change in control and termination benefits; and
  general employee welfare benefits.

Base Salary

SeaChange provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

  market data regarding peer companies;
  SeaChange’s past operating and financial performance and future expectations;
  internal review of the executive’s compensation, both individually and relative to other executive officers; and
  individual performance of the executive.

Salary levels are typically considered annually as part of SeaChange’s performance review process as well as upon a promotion or other change in job responsibility. SeaChange tries to provide an allocation between base and performance-based incentive compensation that reflects market conditions and appropriately ensures alignment of individual performance with SeaChange’s objectives.

Performance-Based Incentive Compensation

The Committee established performance-based incentive compensation plans for each of Messrs. Davi, Goldfarb and Styslinger and Ms. Kanouff. These plans provided for a cash base salary and eligibility for an equity and/or cash-based incentive bonus. In addition, compensation for Ms. Kanouff and Mr. Goldfarb includes sales commissions. The level of bonus payable to each of these executive officers is dependent on a number of performance factors relating to both the executive officer and to SeaChange overall, including:

  SeaChange’s earnings before interest, taxes, depreciation and amortization (EBITDA);
  cash position;
  completion by the recipient of employee development objectives; and
  other specific goals, such as customer satisfaction and key account acquisitions.

The achievement of these goals at the target levels required exceptional performance from both the executive and SeaChange.

The bonuses are based on full and half-year performance with the recipient being eligible to earn a half-year bonus upon achievement of certain goals for the first six months of the fiscal year. The equity component of these plans provides for the award of restricted stock units (RSUs). Both the half and full fiscal year RSU bonus is issuable upon completion of the full fiscal year and vests in equal annual installments over three years. The first tranche of the RSU relating to half year performance vests 6 months after completion of the 2007 fiscal year and the first tranche of the RSU relating to full year performance vests at the end of the 2008 fiscal year.

Grants of the RSUs were made pursuant to SeaChange’s 2005 Plan. SeaChange has made and continues to make grants of stock options and RSUs from time to time to eligible employees based upon SeaChange’s overall financial performance and their contribution thereto. Stock options and restricted stock units are designed to align the interests of SeaChange’s executives and other employees with those of its stockholders by encouraging them to enhance the value of SeaChange, the price of the common stock and, hence, the stockholders’ return. In addition, the vesting of stock options and RSUs over a period of time is designed to defer the receipt of compensation by the recipient, creating an incentive for the person to remain with SeaChange. SeaChange does not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news.

The Committee believes that this performance-based incentive compensation motivates the performance of critical annual performance metrics aimed at enhancing stockholder value. In addition, the equity-based component of this incentive compensation ensures additional focus by the named executive officers on stock price performance, increases executive ownership of SeaChange’s stock, and enhances executive retention in a challenging business environment and competitive labor market.

In determining an allocation between equity and cash incentive-based compensation (other than with respect to incentive-based compensation in the form of sales commissions), the Committee generally seeks to have recipients earn greater value from equity awards than from cash awards. This weighting toward equity awards is done to provide incentive for future performance at the same time as rewarding prior performance. The Committee is limited, however, in the amount of equity compensation by the 2005 Plan that historically provided that no more than 25%, or 375,000 shares, of the awards made under the 2005 Plan be in the form of restricted stock, restricted stock units or other non-stock option awards. The Committee is also limited by its commitment that it would not grant equity awards in excess of two percent (2.0%) per fiscal year, subject to reasonable adjustments as may be necessary to account for unusual corporate events such as acquisitions and new hires of executive officers.

Change in Control and Termination Benefits

SeaChange has entered into change-in control severance agreements with each of its named executive officers. The change-in-control agreements are designed to provide an incentive to remain with SeaChange leading up to and following a change in control. For purposes of these agreements, a “change in control” means either:

  the members of the Board of Directors of SeaChange at the beginning of any consecutive 24- or 12-calendar month period (“Incumbent Directors”) ceasing for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 24- or 12-calendar month period shall be deemed to be an Incumbent Director;

  any consolidation or merger whereby the stockholders of SeaChange immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger;
  any sale or other transfer of all or substantially all of the assets of SeaChange to another entity, other than an entity of which at least 50% of the combined voting power is owned by stockholders in substantially the same proportion as their ownership of SeaChange prior to the transaction;
  any approval by the stockholders of SeaChange of a plan for liquidation or dissolution of SeaChange; or
  any corporation or other person acquiring 40% or more of the combined voting power of SeaChange.

Upon a change in control, all of the executive’s unvested stock options and stock appreciation rights will automatically vest and become immediately exercisable, and any and all restricted stock and restricted stock rights then held by the executive shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law. In the event of a subsequent termination of the executive’s employment for any reason, all of the stock options and stock appreciation rights then held by the executive and which were granted after the date of entering into the agreement, shall become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination. If within one or two years following a Change in Control the employment of the executive is terminated (i) by SeaChange other than for specified causes, death or disability, or (ii) by the executive for specified good reason, the executive shall be entitled to the following:

  two times his or her annual base salary plus one times his or her bonus for the preceding year;
  for a period of two years, continued health, life and disability benefits;
  outplacement services for up to one year following termination;
  up to $5,000 of financial planning services; and
  accrued vacation pay.

If all or any portion of the benefits and payments provided to the executive would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code resulting in the imposition on the executive of an excise tax, the payments and benefits will be “grossed-up” so as to place the executive in the same after-tax position as if no excise tax had been imposed.

As a condition to the receipt by the executive of any payment or benefit under the change-in-control agreement, the executive must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

General Employee Welfare Benefits

SeaChange also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. SeaChange offers a stock purchase plan, under which employees may purchase common stock at a discount, and a 401(k) retirement plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. SeaChange also maintains medical, disability and life insurance plans and other benefit plans for its employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), SeaChange cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and will continue to consider such deduction limitations of Section 162(m) of the Code when structuring its executive compensation arrangements.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company will continue to monitor these regulations in order to be in compliance should it, in the future, elect to make payments of nonqualified deferred compensation.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of SeaChange’s named executive officers for all services rendered in all capacities to SeaChange in fiscal 2007.

Name and	Year	Salary	Bonus(1)	Stock Awards	Option	Non-Equity	Total ($)
Principal		($)	($)	(2)(3)(6)	Awards	Incentive Plan
Position				($)	(4)(7)	Compensation
					($)	(3)(5)(8)
						($)
William C.	2007	375,000	–	77,625	28,759	67,582	548,966
Styslinger, III
President, Chief
Executive Officer,
Chairman of the
Board and Director
Kevin M. Bisson	2007	265,962	35,000	172,881	–	–	473,843
Chief Financial
Officer, Senior Vice
President, Finance
and Administration,
Treasurer and
Secretary
William L. Fiedler	2007	226,790	–	–	3,666	–	230,455
Chief Financial
Officer (resigned as
of April 18, 2006),
Treasurer, Secretary
and Senior Vice
President, Finance
and Administration
(resigned as of
March 13, 2006)
Steven M. Davi	2007	205,125	–	87,274	7,309	122,014	421,722
Senior Vice
President, Software
Engineering
Ira Goldfarb	2007	150,000	–	64,657	7,884	337,053	559,594
Senior Vice
President,
Worldwide Sales
Yvette Kanouff	2007	203,867	–	70,719	6,920	457,527	739,033
Chief Strategy
Officer

(1)	Reflects a $35,000 bonus to Mr. Bisson in accordance with his initial employment offer.

(2)	Compensation expense for restricted stock unit awards is included in the Stock Awards column. This expense represents the value of restricted stock unit awards for financial statement reporting purposes for fiscal 2007, as computed in accordance with FAS 123R, disregarding any estimates of forfeitures related to service-based vesting conditions. The amounts were calculated based on the closing prices of the common stock on the date of grant.

(3)	Compensation expense for restricted stock units and cash related to our performance-based compensation plan are included in the Stock Awards and Non-Equity Incentive Plan Compensation columns, respectively. Compensation expense is based on the payout values corresponding to the number of units earned for the fiscal 2007 performance period.

(4)	The amounts in the Option Awards column represent the 123R compensation expense, excluding an estimate of forfeitures related to service-based vesting conditions. The option awards expense was determined using the Black-Scholes option valuation model, which estimates the value of an equity award using subjective assumptions which can vary over time. For a complete discussion of our adoption of FAS123R and the relevant assumptions we use to calculate the grant date fair value of option awards, see “Note 5, Stock-Based Compensation and Stock Incentive Plans” of the “Notes to Consolidated Financial Statements” in our fiscal 2007 Annual Report on Form 10-K.

(5)	Compensation earned pursuant to the fiscal 2007 performance-based compensation was determined by the Compensation and Option Committee pursuant to the individual plans previously established for the named executive officer.

(6)	The Stock Awards column includes compensation for restricted stock units earned by the named executive officers in connection with their fiscal 2007 performance-based incentive plan. Under this plan, Mr. Styslinger earned 6,383 restricted stock units with a related FAS 123R value of $15,958; Mr. Bisson earned 11,165 restricted stock units with a related FAS 123R value of $27,913; Mr. Davi earned 18,934 restricted stock units with a related FAS 123R value of $49,990; Mr. Goldfarb earned 10,735 restricted stock units with a related FAS 123R value of $27,373; and Ms. Kanouff earned 13,160 restricted stock units with a related FAS 123R value of $33,435. Mr. Bisson’s restricted stock unit grant will be effective upon approval of the amendment to the 2005 Plan being sought hereby. The fair value of these restricted stock units was based on the closing price of our common stock at January 31, 2007 of $10.00. The fair value of these restricted stock units is amortized over the fiscal 2007 performance period and three year vesting period. The compensation for these stock awards is that portion of the expense that is attributable to the 2007 performance period. The compensation for Mr. Bisson also reflects the FAS 123R value of the 65,000 restricted stock units received by Mr. Bisson in accordance with his initial employment offer on March 15, 2006. The fair value of these restricted stock units is amortized over the three year vesting period. The balance of the FAS 123R expenses reflected in that column relate to the compensation expense of other equity awards made to the named executive officers, including those disclosed in the Grants of Plan-Based Award Table.

(7)	The Option Awards column in the Summary Compensation Table reflects the FAS 123R expense of awards of stock options made to the named executive officers prior to fiscal 2007. No awards of stock options were made to the named executive officers in fiscal 2007.

(8)	The Non-Equity Incentive Plan Compensation column in the Summary Compensation Table reflects the cash awards made to the named executive officers under the fiscal 2007 performance-based compensation plans. The Non-Equity Incentive Plan Compensation column also includes $407,527 in sales commissions earned by Ms. Kanouff and $262,053 in sales commissions earned by Mr. Goldfarb.

Grants of Plan-Based Awards

No grants were made under the fiscal year 2007 performance-based incentive plan during fiscal 2007. Awards under the fiscal year 2007 performance-based incentive plan were made on May 7, 2007, and these awards are reflected in the Summary Compensation Table above. However, SeaChange did make certain other grants to its named executive officers in fiscal 2007, as detailed below, in recognition of the executive officer’s contributions to SeaChange’s fiscal year 2006 operations and performance and as an incentive for future performance. As detailed in SeaChange’s 2006 proxy statement, other of SeaChange’s executive officers received grants of restricted stock units in fiscal 2006 with respect to fiscal year 2006 operations and performance.

Name	Grant Date	All Other Stock	Grant Date Fair Value of
		Awards: Number of	Stock and Option Awards
		Shares of Stock or	($)
		Units(1)
		(#)
Willliam C. Styslinger, III	2/9/2006	20,000	189,800
Kevin M. Bisson	–	–	–
William L. Fielder	–	–	–
Steven M. Davi	2/9/2006	6,000	56,940
Ira Goldfarb	2/9/2006	6,000	56,940
Yvette Kanouff	2/9/2006	6,000	56,940

(1)	In addition to incentive plan-based awards, Mr. Bisson received 65,000 restricted stock units in accordance with his initial employment offer on March 15, 2006. The grant date fair value of these awards was $494,650.

As discussed above in Compensation Discussion and Analysis, none of the named executive officers has an employment agreement with the company, and the compensation for each named executive officer is a mix of base salary and performance-based incentive compensation.

Outstanding Equity Awards at Fiscal Year–End

The following table sets forth summary information regarding the outstanding equity awards at January 31, 2007 granted to each of SeaChange’s named executive officers.

	Option Awards(1)				Stock Awards(2)
Name	Number	Number of	Option	Option	Number of Shares or	Market Value of
	of	Securities	Exercise	Expiration	Units of Stock That	Shares or Units of
	Securities	Underlying	Price	Date	Have Not Vested	Stock That Have
	Underlying	Unexercised	($)		(#)	Not Vested
	Unexercised	Options				($)
	Options	(#)
	(#)	Unexercisable
	Exercisable
Willliam C. Styslinger, III	2,000	–	14.12	4/24/07	20,000	200,000
	24,045	–	7.88	4/26/09
	298	–	7.17	4/26/09
	41,000	–	26.75	5/24/10
	2,380	–	18.75	4/20/11
	52,620	–	18.75	4/20/11
	55,000	–	13.76	4/4/12
	42,188	4,688	7.00	3/5/13
	40,000	–	15.59	11/4/13
	20,000	–	14.56	12/4/13
	20,000	–	15.62	3/4/14
	40,000	–	12.21	5/24/14
	20,000	–	14.47	8/4/14
	20,000	–	17.39	11/4/14
Kevin M. Bisson					65,000	650,000
William L. Fielder	65,750	–	4.00	12/14/08	–	–
	15,000	–	7.17	4/26/09
	7,668	–	34.00	4/14/10
	10,332	–	26.75	5/24/10
	2,880	–	23.31	11/30/10
	11,520	–	23.31	11/30/10
	316	–	18.75	4/20/11
	14,684	–	18.75	4/20/11
	19,000	–	13.76	4/4/12
	4,500	–	13.24	5/24/12
	4,500	–	6.20	8/5/12
	4,500	–	6.05	11/4/12
	4,688	313	7.00	3/5/13
	5,000	–	10.72	5/27/13
	5,000	–	10.33	8/4/13
	5,000	–	15.59	11/4/13
	7,500	–	15.62	3/4/14
	7,500	–	12.21	5/24/14
	7,500	–	14.47	8/4/14
	7,500	–	17.39	11/4/14

	Option Awards(1)				Stock Awards(2)
Name	Number	Number of	Option	Option	Number of Shares or	Market Value of
	of	Securities	Exercise	Expiration	Units of Stock That	Shares or Units of
	Securities	Underlying	Price	Date	Have Not Vested	Stock That Have
	Underlying	Unexercised	($)		(#)	Not Vested
	Unexercised	Options				($)
	Options	(#)
	(#)	Unexercisable
	Exercisable
Steven M. Davi	7,500	–	7.17	4/26/09	10,667	106,670
	3,195	–	34.00	4/14/10
	4,305	–	26.75	5/24/10
	7,571	–	23.31	11/30/10
	6,829	–	23.31	11/30/10
	9,000	–	13.76	4/4/12
	4,500	–	13.24	5/24/12
	4,500	–	6.20	8/5/12
	4,500	–	6.05	11/4/12
	13,594	906	7.00	3/5/13
	4,500	–	10.72	5/27/13
	4,500	–	10.33	8/4/13
	4,500	–	15.59	11/4/13
	3,165	–	15.62	3/4/14
	1,335	–	15.62	3/4/14
	4,500	–	12.21	5/24/14
	4,500	–	14.47	8/4/14
	4,500	–	17.39	11/4/14
Ira Goldfarb	7,500	–	5.83	8/20/08	10,667	106,670
	7,500	–	7.17	4/26/09
	1,500	–	12.83	7/5/09
	7,668	–	34.00	4/14/10
	10,332	–	26.75	5/24/10
	14,400	–	23.31	11/30/10
	9,000	–	13.76	4/4/12
	4,500	–	13.24	5/24/12
	4,500	–	6.20	8/5/12
	4,500	–	6.05	11/4/12
	15,000	1,000	7.00	3/5/13
	4,500	–	10.72	5/27/13
	4,500	–	10.33	8/4/13
	4,500	–	15.59	11/4/13
	6,250	–	15.62	3/4/14
	6,250	–	12.21	5/24/14
	205	–	14.47	8/4/14
	6,045	–	14.47	8/4/14
	6,250	–	17.39	11/4/14

	Option Awards(1)				Stock Awards(2)
Name	Number	Number of	Option	Option	Number of Shares or	Market Value of
	of	Securities	Exercise	Expiration	Units of Stock That	Shares or Units of
	Securities	Underlying	Price	Date	Have Not Vested	Stock That Have
	Underlying	Unexercised	($)		(#)	Not Vested
	Unexercised	Options				($)
	Options	(#)
	(#)	Unexercisable
	Exercisable
Yvette Kanouff	15,000	–	7.50	10/6/07	10,667	106,670
	6,000	–	5.50	1/23/08
	7,500	–	5.83	8/20/08
	3,750	–	4.00	12/14/08
	7,500	–	7.17	4/26/09
	4,260	–	34.00	4/14/10
	5,740	–	26.75	5/24/10
	3,865	–	23.31	11/30/10
	4,135	–	23.31	11/30/10
	7,000	–	13.76	4/4/12
	3,500	–	13.24	5/24/12
	3,500	–	6.20	8/5/12
	3,500	–	6.05	11/4/12
	13,594	906	7.00	3/5/13
	4,500	–	10.72	5/27/13
	4,500	–	10.33	8/4/13
	4,500	–	15.59	11/4/13
	5,000	–	15.62	3/4/14
	2,882	–	12.21	5/24/14
	2,118	–	12.21	5/24/14
	5,000	–	14.47	8/4/14
	5,000	–	17.39	11/4/14

(1)	All options in the table above were granted under the Company’s Amended and Restated 1995 Stock Option Plan. Under this plan, one quarter of the options vest and become exercisable after one year and the balance vest and become exercisable over the next three years quarterly in equal installments. In fiscal 2006, the Company accelerated the vesting of certain unvested stock options with exercise prices equal to or greater than $9.00 per share that were previously awarded under the Company’s equity compensation plans.

(2)	These columns show the number of shares of Common Stock represented by unvested restricted stock units at January 31, 2007. The vesting dates for these unvested restricted stock units are as follows:

Name	Number of	Date of Grant	Vesting Dates
	Restricted
	Stock Units
	That Have Not
	Vested
Willliam C. Styslinger, III	20,000	2/9/2006	2/9/2007, 2/9/2008 and 2/9/2009
Kevin M. Bisson	65,000	3/15/2006	3/15/2007, 3/15/2008 and
			3/15/2009
William L. Fielder	–	–	–
Steven M. Davi	4,667	12/8/2005	12/8/2007 and 12/8/2009
	6,000	2/9/2006	2/9/2007, 2/9/2008 and 2/9/2009
Ira Goldfarb	4,667	12/8/2005	12/8/2007 and 12/8/2009
	6,000	2/9/2006	2/9/2007, 2/9/2008 and 2/9/2009
Yvette Kanouff	4,667	12/8/2005	12/8/2007 and 12/8/2009
	6,000	2/9/2006	2/9/2007, 2/9/2008 and 2/9/2009

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of SeaChange’s named executive officers for fiscal 2007.

	Option Awards		Stock Awards
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise(1)	Shares	on Vesting(2)
	Acquired	($)	Acquired	($)
	on Exercise		on Vesting
	(#)		(#)
Willliam C. Styslinger, III	–	–	–	–
Kevin M. Bisson	–	–	–	–
William L. Fielder	–	–	–	–
Steven M. Davi	500	2,511	2,333	19,481
Ira Goldfarb	–	–	2,333	19,481
Yvette Kanouff	–	–	2,333	19,481

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The value realized upon vesting of the restricted stock units shown in the table above was calculated as the product of the closing price of a share of our common stock on the vesting date multiplied by the number of shares vested.

Pension Benefits

The Company does not offer defined benefit plans to its employees.

Nonqualifed Deferred Compensation

The Company does not offer nonqualified defined contribution or other nonqualified deferred compensation plans to its employees.

Potential Payments upon Termination or Change in Control

As explained above, SeaChange has entered into change-in control severance agreements with each of its named executive officers. If within one or two years following a Change in Control the employment of a named executive officer is terminated (i) by SeaChange other than for specified causes, death or disability, or (ii) by the executive for specified good reason, the executive shall be entitled to the following:

  two times his or her annual base salary plus one times his or her bonus for the preceding year;
  for a period of two years, continued health, life and disability benefits;
  outplacement services for up to one year following termination;
  up to $5,000 of financial planning services; and
  accrued vacation pay.

If all or any portion of the benefits and payments provided to the executive would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code resulting in the imposition on the executive of an excise tax, the payments and benefits will be “grossed-up” so as to place the executive in the same after-tax position as if no excise tax had been imposed.

Potential Payments Upon Termination or Change in Control

Name	Salary(1)	Bonus(2)	Benefits(3)	Excise Taxes(4)	Equity Awards(5)
	($)	($)	($)	($)	($)
William C. Styslinger, III	750,000	67,582	35,902	–	198,068
Kevin M. Bisson	600,000	–	35,902	52,099	433,420
William L. Fielder	431,400	–	35,902	–	938
Steven M. Davi	410,000	122,014	35,902	–	215,309
Ira Goldfarb	300,000	337,053	35,902	–	156,218
Yvette Kanouff	405,802	457,527	35,902	–	174,124

(1)	Reflects two times the executive’s base salary.

(2)	Reflects the executive’s annual bonus. For executives other than Mr. Styslinger, the bonus payment is capped so that the sum of the salary and bonus payment is limited to the amount to which Mr. Styslinger is entitled.

(3)	Reflects the continuation of each named executive officer’s benefits under group benefit plans consisting of medical, dental, group life and disability and outplacement and financial planning services.

(4)	Reflects the amount necessary to cover any excise taxes for excess parachute payments.

(5)	Reflects the value of all unvested stock options and restricted stock units that would vest as a result of the termination. The amounts are based on the excess of the SeaChange January 31, 2007 closing common stock price over (a) the applicable exercise price in the case of accelerated options or (b) the SeaChange closing common stock price as of the date of grant in the case of accelerated restricted stock units.

Compensation and Option Committee Report

The Compensation and Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Option Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND
OPTION COMMITTEE

Thomas F. Olson, Chair
Martin R. Hoffmann
Carmine Vona

Compensation Committee Interlocks and Insider Participation

The Compensation and Option Committee consists of Messrs. Hoffmann, Olson and Vona. No person who served as a member of the Compensation and Option Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of SeaChange.

PROPOSAL NO. II

APPROVAL OF AMENDMENT TO THE 2005 EQUITY
COMPENSATION AND INCENTIVE PLAN

At the Annual Meeting, SeaChange’s stockholders will be asked to approve an amendment to the 2005 Plan that would:

  increase the total number of authorized shares under the 2005 Plan by 1,300,000 shares, so that the aggregate number of awards that may be granted under the 2005 Plan is 2,800,000 shares, and permit all of these additional shares to be used for any form of award under the 2005 Plan; and

  prohibit “liberal share counting”, meaning that the number of shares available for grant under the 2005 Plan would not be increased by the tendering of shares in payment of a stock option, the withholding of shares to satisfy a tax withholding obligation, or shares repurchased with option proceeds.

The Board of Directors believes that approval of the amendment is fundamental to SeaChange’s ongoing ability to recruit, retain and motivate employees, as SeaChange currently has no further ability to make grants of restricted stock, restricted stock units or other non-stock option awards under the 2005 Plan. As discussed below, the 2005 Plan was approved prior to effectiveness of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), when the common practice was for equity awards to be in the form of stock options. Accordingly, the 2005 Plan permitted all of the awards to be in the form of stock options, while only a relatively small proportion of the awards were permitted to be granted as restricted stock, restricted stock units or other non-stock option awards. However, with the change in accounting rules, the equity compensation practices of SeaChange – and many other companies – have changed to shift towards an increased use of restricted stock units. The Board of Directors believes that without a continued ability to make grants of restricted stock units, SeaChange would suffer a severe competitive disadvantage in the recruitment, retention and motivation of its employees.

On May 22, 2007, the Board of Directors approved this amendment, subject to stockholder approval. The amendment is reflected in the Amended and Restated 2005 Equity Compensation and Incentive Plan, a copy of which is attached hereto as Appendix A.

The Board of Directors unanimously recommends a vote “FOR” the approval of the proposed amendment to the 2005 Plan.

Purpose of the Plan and Reasons for Amendment

Currently, the 2005 Plan has only 416,000 shares that remain available for future awards. None of these shares may be used for the awards of restricted stock, restricted stock units or other non-stock option awards. The original 2005 Plan provided for only a limited subset of shares that may be used for these full-value awards, and SeaChange has already granted awards using these shares.

Approval of the amendment and the flexibility to use the new shares for full-value awards is fundamental to SeaChange’s ongoing ability to recruit, retain and motivate employees. Without this amendment being approved, SeaChange would have no ability to grant full-value awards, such as restricted stock units. With the adoption of SFAS 123R, SeaChange has shifted to primarily making equity awards in the form of restricted stock units, other than in the case of new hires which continue to typically receive stock options. This shift has been consistent with what SeaChange believes many of its competitors have done. SeaChange would be at a significant competitive disadvantage were it not able to continue granting restricted stock units. The Board strongly believes that the grant of restricted stock units is in the stockholder’s best interests due to both the accounting implications of grants of RSUs as compared with stock options and the enhanced ability to recruit, retain and motivate SeaChange’s employees.

SeaChange has dramatically reduced the number of equity awards it grants on an annual basis – commonly referred to as “burn rate” – complying with the commitment made by SeaChange at the time of initial adoption of the 2005 Plan to grant equity ownership opportunities under the 2005 Plan, including stock options and restricted stock units, in an amount not greater than two percent (2.0%) per fiscal year, subject to reasonable adjustments as may be necessary to account for unusual corporate events such as acquisitions and new hires of executive officers that may occur in the future. The amendment to increase the overall size of the 2005 Plan reflects compliance with this past commitment. SeaChange intends to continue to grant equity ownership opportunities under the 2005 Plan in an amount no greater than two percent (2%) per fiscal year, subject as before to reasonable adjustments as may be necessary to account for unusual corporate events such as acquisitions and new hires of executive officers that may occur in the future. The amendment provides that the number of shares available for grant under the 2005 Plan would not be increased by the tendering of shares in payment of a stock option, the withholding of shares to satisfy a tax withholding obligation, or shares repurchased with option proceeds.

SeaChange believes that it has a strong business model, and that in order to achieve future success, SeaChange will need to attract, retain and motivate key personnel and potential hires. The Board believes that equity-based compensation that includes restricted stock units will continue to be essential to permit SeaChange to successfully continue the pursuit of these objectives.

As discussed above, SeaChange believes that these amendments will enable SeaChange to continue to use the 2005 Plan as an effective part of the overall compensation offered by SeaChange to its employees. Without approval of this amendment, SeaChange believes that it would suffer a severe competitive disadvantage in the recruitment, retention and motivation of its employees.

Other than the limit on the total shares authorized and the shares available for non-stock option awards, the principal features of the 2005 Plan, as amended, include:

  Three-Year Minimum Vesting Period: Stock options, restricted stock, restricted stock units and other awards granted under the 2005 Plan may not vest more rapidly than one-third of the total grant in any one twelve month period, subject to exceptions for new hires, disability, death and other limited circumstances.

  No Discount Stock Options: The 2005 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of SeaChange’s stock on the date of grant.

  Maximum Seven-Year Option Term: The 2005 Plan provides that stock options may not have a term greater than seven years.

  No Liberal Share Counting: The 2005 Plan does not permit the number of shares available for grant to be increased by actions such as the tendering of shares in payment of a stock option, the withholding of shares to satisfy tax withholding obligations, and shares repurchased with option proceeds.

  No Repricing of Stock Options: The 2005 Plan prohibits the repricing of stock options without stockholder approval.

  Independent Committee Administration: The 2005 Plan is administered by a committee of the Board whose members satisfy the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.

  Material Amendments to the Plan Require Stockholder Approval: The 2005 Plan provides that a material amendment to the Plan, such as those being sought hereby, is not effective unless approved by SeaChange’s stockholders.

Summary of the 2005 Plan

The following description of the 2005 Plan is a summary only. SeaChange strongly recommends that you read the complete text of the 2005 Plan which is attached as Appendix A hereto.

The purpose of the 2005 Plan is to provide stock options and other equity ownership opportunities in SeaChange (each, an “Award”) to employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries, all of whom are eligible to receive Awards under the 2005 Plan. Any person to whom an Award is granted will be called a “Participant.”

Administration

The 2005 Plan is administered by a committee (the “Committee”) composed solely of members of SeaChange’s board of directors that are “independent,” as defined pursuant to Rule 10A-3(b)(1) of the Securities Exchange Act, as amended. SeaChange’s Compensation and Option Committee is used to administer the 2005 Plan. The Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2005 Plan and to interpret and correct the provisions of the 2005 Plan and any Award. The 2005 Plan also provides that authority to grant Awards to employees may be delegated to one or more officers of SeaChange.

Exercise Price

The Committee shall establish the exercise price of options (or determine the method by which the exercise price shall be determined) at the time each option is granted, provided that the minimum exercise price for an option will not be less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of the Common Stock on the date of grant. The exercise price, if applicable, of other stock-based Awards shall be set by the Committee.

Authorized Shares

Upon approval of the amendment, the number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the 2005 Plan would be 2,800,000 shares of Common Stock. As mentioned above, the amendment provides that the number of shares available for grant under the 2005 Plan would not be increased by the tendering of shares in payment of a stock option, the withholding of shares to satisfy a tax withholding obligation, or shares repurchased with option proceeds. The number of shares available for grant under the 2005 Plan would be increased, however, were there a stockholder-approved option repurchase. The Compensation and Option Committee intends to grant equity ownership opportunities, including stock options and RSUs, in an amount not greater than two percent (2.0%) per fiscal year, subject to reasonable adjustments as may be necessary to account for unusual corporate events such as acquisitions and hires of executive officers that may occur in the future. Currently, there are 416,000 shares of Common Stock that remain available for grant pursuant to the 2005 Plan. As discussed, none of these shares remain available for awards of restricted stock, restricted stock units or other non-stock option awards.

Eligibility

Employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of SeaChange and parent or subsidiaries of SeaChange. The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 120,000 in any fiscal year, other than Awards made to a new hire. Approximately 811 persons were eligible to participate in the 2005 Plan as of January 31, 2007.

Exercise of Options

No more than one-third of the shares of Common Stock covered by an option may vest in any twelve (12) month period; provided, however, that alternative vesting may be established by the Committee in the agreement evidencing an option granted in connection with a person assuming status as a Participant and upon such person’s disability, death, cessation of status as a Participant and other similar circumstances. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to SeaChange at its principal office address or to such transfer agent as SeaChange shall designate, or by notification of SeaChange-designated third party commercial provider. The Committee has the right to accelerate the date of exercise of any installment of any option despite the fact that such acceleration may disqualify all or part of any option as an incentive stock option.

Types of Awards

Awards under the 2005 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, and any other equity-based interests as the Committee shall determine, or any combination thereof.

Stock Options

Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. As detailed above, the exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations issued thereunder. Options shall expire in seven years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No stock options can be granted under the 2005 Plan after July 13, 2015, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the 2005 Plan may be made by one or any combination of the following forms of payment:

  by cash or by check payable to the order of SeaChange;

  at the discretion of the Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the Option; or

  at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Restricted Stock, Restricted Stock Units and Other Awards

The 2005 Plan provides the flexibility to grant other forms of Awards based upon the Common Stock, having the terms and conditions established at the time of grant by the Committee. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Upon approval of the amendment, all of the additional 1,300,000 shares being approved for issuance under the 2005 Plan may be granted as Awards of restricted stock, restricted stock units or other non-stock option awards. The 2005 Plan also provides that no more than one-third of the shares of Common Stock covered by an Award of restricted stock, restricted stock units or other non-stock option awards may vest in any twelve (12) month period. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares.

Eligibility Under Section 162(m)

In general, under Section 162(m) of the Code, SeaChange cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation, however, does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The regulations under Section 162(m) of the Code contain a “safe harbor” that treats stock options granted at fair market value as qualified performance-based compensation (assuming certain other requirements are satisfied).

Transferability

Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment

In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

  the number and class of securities available for Awards under the 2005 Plan and the per-participant share limit;

  the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option;

  the repurchase price per security subject to repurchase; and

   the terms of each other outstanding stock-based Award shall be adjusted by SeaChange (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of SeaChange, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards. In addition to or in lieu of the foregoing, the Committee may provide that one or more Awards granted under the 2005 Plan must be exercised by a certain date or shall be terminated, or that any such Awards shall be terminated in exchange for a cash payment.

Effect of Termination, Disability or Death

The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or the participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards

The Committee may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, provided, further, that previously-issued options may not be amended without stockholder approval to reduce the price at which such previously issued options are exercisable.

Termination of 2005 Plan; Amendments

Awards may be granted under the 2005 Plan at any time prior to July 13, 2015. The Committee may amend, suspend or terminate the 2005 Plan or any portion thereof at any time, provided, however, that any material amendment to the 2005 Plan will not be effective unless approved by SeaChange’s stockholders. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the 2005 Plan.

Federal Income Tax Consequences

Incentive Stock Options

The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under SeaChange’s 2005 Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to SeaChange upon either grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, SeaChange generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Nonstatutory Stock Options

The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“Nonstatutory Stock Options”) granted under the 2005 Plan:

1. The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and SeaChange is not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. SeaChange generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5. An optionee may be entitled to exercise a Nonstatutory Stock Option by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price. If an optionee exercises a Nonstatutory Stock Option in such fashion, special rules will apply.

6. Special rules apply if a Nonstatutory Stock Option has an exercise price less than the fair market value of the shares on the date of grant, or if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases

The following general rules are applicable under current federal income tax law to awards of restricted stock, restricted stock units (“Restricted Awards”) or the granting of opportunities to make direct stock purchases under the 2005 Plan (“Purchases”):

1. Persons receiving Common Stock pursuant to a Restricted Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid.

2. SeaChange generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes ordinary income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the Seller as ordinary income).

3. Special rules apply if the stock acquired pursuant to an award of stock or direct stock purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

The Board of Directors unanimously recommends a vote “For” the approval of the amendments to the 2005 Plan.

PROPOSAL NO. III

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

As previously disclosed in a Current Report on Form 8-K filed with the SEC on October 18, 2006, Grant Thornton LLP currently serves as SeaChange’s independent registered public accounting firm. The Board of Directors is seeking ratification of the Audit Committee’s selection of Grant Thornton LLP to serve as the registered public accounting firm for the fiscal year ending January 31, 2008. Prior to October 12, 2006, PricewaterhouseCoopers LLP had served as SeaChange’s independent registered public accounting firm.

Change in Independent Registered Accounting Firm

On October 12, 2006, PricewaterhouseCoopers LLP was dismissed as SeaChange’s independent registered public accounting firm. The dismissal of PricewaterhouseCoopers LLP was approved by SeaChange’s Audit Committee.

The reports of PricewaterhouseCoopers LLP on SeaChange’s financial statements as of and for the fiscal years ended January 31, 2005 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During SeaChange’s fiscal years ended January 31, 2005 and 2006 and through October 12, 2006 there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. During SeaChange’s fiscal years ended January 31, 2005 and 2006 and through October 12, 2006 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Effective as of October 17, 2006, SeaChange’s Audit Committee engaged Grant Thornton LLP as its new independent registered public accounting firm to audit SeaChange’s financial statements for SeaChange’s fiscal year ending January 31, 2007. The decision to engage Grant Thornton LLP as SeaChange’s independent registered public accounting firm was the result of a competitive selection process.

Prior to the engagement of Grant Thornton LLP, neither SeaChange nor anyone on behalf of SeaChange consulted with Grant Thornton LLP during SeaChange’s fiscal years ended January 31, 2005 and 2006 and through October 12, 2006, in any manner regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SeaChange’s financial statements, and neither was a written report provided to SeaChange nor was oral advice provided that Grant Thornton LLP concluded was an important factor considered by SeaChange in reaching a decision as to the accounting, auditing, or financial reporting issue, or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Independent Registered Public Accounting Firm for Fiscal Year 2008

The Audit Committee of the Board of Directors has selected the firm of Grant Thornton LLP, independent accountants, to serve as the registered public accounting firm for the fiscal year ending January 31, 2008.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

The Board of Directors has put the ratification of the selection of Grant Thornton LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and SeaChange’s relationship with Grant Thornton LLP and will then take such action as it deems necessary.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of SeaChange’s independent registered public accounting firm.

Principal Accountant Fees and Services

Fees for Services Provided by PricewaterhouseCoopers LLP and Grant Thornton LLP

     The following table sets forth the aggregate fees for services provided by PricewaterhouseCoopers LLP and Grant Thornton LLP, SeaChange’s independent registered public accounting firms for the fiscal years ended January 31, 2007 and January 31, 2006. All fees for fiscal 2006 were billed by PricewaterhouseCoopers LLP. Both PricewaterhouseCoopers LLP and Grant Thornton LLP billed fees for services during fiscal 2007.

	2007(1)	2006(2)
Audit Fees	$1,307,636	$1,287,857
Audit-Related Fees	0	0
Tax Fees	262,563	431,700
All Other Fees	0	0
Total:	1,570,199	1,719,557

(1)	Includes (a) fees billed and estimated to be billed by Grant Thornton LLP in 2007 as follows: audit fees of $990,405; audit-related fees of $0; tax fees of $15,987; and other fees of $0; and (b) fees billed by PricewaterhouseCoopers LLP as follows: audit fees of $317,231; audit-related fees of $0; tax fees of $246,576; and other fees of $0.

(2)	Consists solely of fees billed by PricewaterhouseCoopers LLP.

Audit Fees

These are aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP and by Grant Thornton for the fiscal years ended January 31, 2007 and January 31, 2006, for (a) the annual audit of SeaChange’s financial statements for each such fiscal year including statutory audits of foreign subsidiaries and the accompanying attestation report regarding SeaChange’s internal control over financial reporting contained in SeaChange’s annual report on Form 10-K, (b) reviews of the quarterly financial information included in SeaChange’s Quarterly Reports on Form 10-Q for each such fiscal year and (c) reviews of SEC filings.

Tax Fees

These are fees billed for professional services for tax compliance, tax advice and tax planning for the fiscal years ended January 31, 2007 and January 31, 2006. The Tax Fees for each of the foregoing fiscal years related to tax planning and compliance services, including the preparation of original and amended tax returns and claims for refunds.

The Audit Committee of the Board of Directors has determined that the provision of the services as set out above is compatible with maintaining Grant Thornton LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and other non-audit services that may be provided by Grant Thornton LLP, the independent registered public accounting firm. The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that Grant Thornton LLP’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services. To date, Audit Committee pre-approval has been sought for the provision of all services by Grant Thornton LLP.

OTHER MATTERS

Expenses and Solicitation

All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs. SeaChange has retained Morrow & Co., Inc., New York, New York to assist in the solicitation of proxies at a cost estimated not to exceed $15,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires SeaChange’s directors, executive officers and holders of more than 10% of SeaChange’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of SeaChange. Such persons are required by regulations of the SEC to furnish SeaChange with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended January 31, 2007 and written representations from certain Reporting Persons, SeaChange believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2007.

Certain Relationships and Related Transactions

SeaChange has adopted a written policy pursuant to the Amended and Restated Charter of the Audit Committee and the Charter of the Corporate Governance and Nominating Committee that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

On September 23, 2005, SeaChange entered into an Agreement for the Sale and Purchase of Share Capital of ODG (the “Share Purchase Agreement”) by and among SeaChange, Anthony William Kelly, Andrew Thomas Birchall, Judith Kelly and Michael Kelly (collectively, the “ODG Stockholders”) providing for the purchase by SeaChange of the remaining 72.4% of the outstanding capital stock of On Demand Group Limited, a corporation incorporated under the laws of the United Kingdom (“ODG”), not then owned by SeaChange. Prior to that date, SeaChange had previously purchased a 27.6% interest in ODG for an aggregate of $3,100,000. At the closing of the Share Purchase Agreement, SeaChange paid the ODG Stockholders approximately $13,400,000 in cash, with Mr. Birchall receiving $6,700,000 and Mr. Kelly and his immediate family receiving $6,700,000. Mr. Kelly and Mr. Birchall became executive officers of SeaChange following the closing of the Share Purchase Agreement. The Share Purchase Agreement also provides for additional payments to be made to the ODG Stockholders based on their prior holdings of ODG capital stock both if ODG meets certain annual performance goals through the period ending January 31, 2008 and if ODG sells its interest in Filmflex. On May 10, 2006, SeaChange paid to the ODG Stockholders an aggregate of $2,800,000 in cash pursuant to the terms of the Share Purchase Agreement and based on the performance of ODG through January 31, 2006, with Mr. Birchall receiving $1,400,000 and Mr. Kelly and his immediate family receiving $1,400,000.

On June 30, 2006, SeaChange and the ODG Stockholders entered into an amendment to the Share Purchase Agreement that accelerated the second earnout payment of $2,286,416 otherwise payable in cash within seventy-five business days of January 31, 2007 under the Share Purchase Agreement. The amendment provided that the second earnout payment be satisfied as of June 30, 2006 by the issuance to the sellers of shares of SeaChange’s common stock having a fair market value of $2,286,416 as of the date of the amendment, resulting in the issuance of an aggregate of 341,360 shares of SeaChange’s common stock. SeaChange entered into this amendment to support ODG’s long-term operational focus and to enable SeaChange to reduce its future cash expenditures. The amounts received by Mr. Kelly and Mr. Birchall pursuant to the Share Purchase Agreement and the amendment thereto are not considered compensation and thus are not included in the Summary Compensation Table.

Appendix A

SEACHANGE INTERNATIONAL, INC.

AMENDED AND RESTATED
2005 EQUITY COMPENSATION AND INCENTIVE PLAN

1. Purpose and Eligibility.

The purpose of this Amended and Restated 2005 Equity Compensation and Incentive Plan (the “Plan”) of SeaChange International, Inc. is to provide equity ownership opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 10.

2. Administration.

      a. Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent”, as defined pursuant to Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

      b. Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its subsidiaries to be recipients of Awards created by the Company and (ii) determine the number of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3. Stock Available for Awards.

      a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) that may be issued pursuant to the Plan shall be ~~1,500,000~~2,800,000 shares of Common Stock; provided, however, that no more than ~~375,000~~1,675,000 of the Authorized Shares may be issued to Participants pursuant to Restricted Stock Awards, Restricted Stock Units or Awards issued pursuant to Section 7 hereof. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, that (i) shares of Common Stock tendered in payment of an Option shall not be added to the aggregate plan limit described above; (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; and (iii) shares of Common Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 120,000 shares of Common Stock, other than Awards granted in connection with a Person assuming status as a Participant.

      c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 8(e)(i) applies for any event, this Section 3(c) shall not be applicable.

      d. Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4. Stock Options.

      a. General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

      b. Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

      c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant). To the extent that any such Incentive Stock Options exceed the $100,000 limitation, such Options shall be Nonstatutory Stock Options.

      d. Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply. Subject to Section 3(c), an Option may not be amended subsequent to its issuance to reduce the price at which it is exercisable unless such amendment is approved by the Company’s stockholders.

      e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than seven (7) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

      f. Vesting of Options. Subject to Section 8(e) and Section 8(i), no more than one-third of the shares of Common Stock covered by an Option may vest in any twelve (12) month period; provided, however, that the vesting of an Option granted in connection with a person assuming status as a Participant and the vesting of an Option upon a Participant’s disability, death, cessation of status as a Participant and other similar circumstances may be other than as specified in this Section 4(f) and will be provided in the agreement evidencing the Option.

      g. Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

      h. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, provided that such shares were not acquired by the Participant in the prior six months;

(iii)	at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise;

(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

      i. Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

      j. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

      k. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5. Restricted Stock.

      a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

      b. Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

      c. Vesting of Restricted Stock. Subject to Section 8(e) and Section 8(i), no more than one-third of the shares covered by a Restricted Stock Award may vest in any twelve (12) month period; provided, however, that the vesting of a Restricted Stock Award granted in connection with a person assuming status as a Participant and the vesting of a Restricted Stock Award upon a Participant’s disability, death, cessation of status as a Participant and other similar circumstances may be other than as specified in this Section 5(c) and will be provided in the agreement evidencing the Restricted Stock Award.

6. Restricted Stock Unit.

      a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

      b. Terms and Conditions. Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit, but a Restricted Stock Unit may provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award (both before and after such Common Stock is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee. Any such settlements, any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

      c. Vesting of Restricted Stock Unit. Subject to Section 8(e) and Section 8(i), no more than one-third of the shares covered by a Restricted Stock Unit may vest in any twelve (12) month period; provided, however, that the vesting of a Restricted Stock Unit granted in connection with a person assuming status as a Participant and the vesting of a Restricted Stock Unit upon a Participant’s disability, death, cessation of status as a Participant and other similar circumstances may be other than as specified in this Section 6(c) and will be provided in the agreement evidencing the Restricted Stock Unit.

7. Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units. No more than one-third of the shares covered by an Award pursuant to this Section 7 may vest in any twelve (12) month period; provided, however, that the vesting of an Award pursuant to this Section 7 granted in connection with a person assuming status as a Participant and the vesting of an Award pursuant to this Section 7 upon a Participant’s disability, death, cessation of status as a Participant and other similar circumstances may be other than as specified in this Section 7 and will be provided in the agreement evidencing such Award.

8. General Provisions Applicable to Awards.

      a. Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      b. Documentation. Each Award granted under the Plan shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

      c. Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

      d. Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

      e. Acquisition of the Company.

                  (i) Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; or (iii) terminate all Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

                  (ii) Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

      f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      g. Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, modifying the exercise price, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that, except as otherwise provided in Section 8(e)(i), the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant; provided, further, that subject to Section 3(c), an Option may not be amended subsequent to its issuance either to reduce the price at which such previously issued Option is exercisable or to extend the period of time for which such previously-issued Option shall be exercisable unless such amendment is approved by the Company’s stockholders.

      h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

      (i) Acceleration. The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change of control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 8(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

9. Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

10. Miscellaneous.

      a. Definitions.

                  (i) “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of SeaChange International, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of SeaChange International, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

                  (ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  (iii) “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status.

                  (iv) “Fair Market Value” of the Company’s Common Stock on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

      b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

      c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

      d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

      e. Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the number of shares of Common Stock available under the Plan; the maximum number of shares of Common Stock that may be granted as Restricted Stock, Restricted Stock Units or pursuant to Section 7; or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive awards or otherwise participate in the Plan; (iii) subject to Section 3(c), reduce the price at which a previously-issued Option is exercisable or to extend the period of time for which a previously-issued Option shall be exercisable; (iv) subject to Section 8(e) and Section 8(i), amend the minimum vesting provisions of Awards contained in Sections 4(f), 5(c), 6(c) or 7 of the Plan; or (v) require stockholder approval pursuant to the requirements of Nasdaq or any exchange on which the Company is then listed or applicable law.

      f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on
May ~~25, 2005~~	22, 2007

Approved by the stockholders on July
~~13, 2005~~	18, 2007

C/O MELLON INVESTOR SERVICES LLC
SUITE 3500
SAN FRANCISCO, CA 94105
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by SeaChange International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SeaChange International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SECHA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SEACHANGE INTERNATIONAL, INC.

Vote on Directors
1. To elect two (2) Class II Directors to serve for a three-year term.
Nominees:		For	Against	Abstain	Vote on Proposals		For	Against	Abstain

1a. Martin R. Hoffmann		☐	☐	☐	2. To approve the amendments to SeaChange's 2005 Equity and Incentive Compensation Plan.		☐	☐	☐

1b. Thomas F. Olson		☐	☐	☐	3. To ratify the appointment of SeaChange's independent registered public accounting firm, Grant Thornton LLP.		☐	☐	☐

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A company or partnership must sign its full name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐			Yes	No
MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.		☐			Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

FOLD AND DETACH HERE

SEACHANGE INTERNATIONAL, INC.

Annual Meeting of Stockholders to be held on July 18, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints William C. Styslinger, III and Kevin M. Bisson and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of SeaChange to be held on July 18, 2007, at 10:00 a.m. local time, at SeaChange's offices located at 50 Nagog Park, Acton, Massachusetts 01720, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 25, 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE APPROVAL OF THE AMENDMENTS TO THE 2005 EQUITY AND INCENTIVE COMPENSATION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF SEACHANGE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE